UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2015
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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 North Grant Street Thornton, Colorado	80241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 872-5000
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On February 19, 2014, Ascent Solar Technologies, Inc., a Delaware corporation (the “ Company ”), entered into a securities purchase agreement (the “ Purchase Agreement ”) with one institutional and accredited investor (the “ Investor ”). Pursuant to the terms of the Purchase Agreement, the Company will sell to the Investor (i) $2,500,000 (2,500 shares) of Series D-1 Convertible Preferred Stock (the “ Series D-1 Preferred Stock ”), and (ii) warrants (the “ Warrants ”) to purchase up to 541,126 shares of the Company’s common stock, par value $0.0001 per share (the “ Common Stock ”).
The Series D-1 Preferred Stock will be offered and sold pursuant to a prospectus supplement dated February 23, 2015 filed with the Securities and Exchange Commission in connection with the Company’s shelf registration statement on Form S-3 (File No. 333-199214), which became effective on October 16, 2014. The Warrants have been privately placed in reliance upon exemptions from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended (“ Securities Act ”), and Rule 506 of Regulation D promulgated thereunder.
This Form 8-K provides as an exhibit the unqualified legal opinion in connection with the prospectus supplement and the shelf offering referred to above.

Item 9.01	Financial Statements and Exhibits.
(d) The following exhibits are filed with this report:

Exhibit Number	Description
5.1	Opinion of Faegre Baker Daniels LLP
23.1	Consent of Faegre Baker Daniels (included as part of Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

February 23, 2015	By:	/s/ William M. Gregorak
		Name:	William M. Gregorak
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Faegre Baker Daniels LLP
23.1	Consent of Faegre Baker Daniels (included as part of Exhibit 5.1)